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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2003 relating to the consolidated financial statements and financial statement schedule of ValueClick, Inc., which appear in ValueClick's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
January 9, 2004

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CONSENT OF INDEPENDENT AUDITORS